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                                                                    EXHIBIT 23.2


The Board of Directors
PetroQuest Energy, Inc.


We consent to the use of our auditors' report dated March 13, 1998 (except as to note 1, for which the date is March 12, 1999) on the consolidated financial statements of PetroQuest Energy, Inc. (formerly Optima Petroleum Corporation) for the years ended December 31, 1997 and 1996 incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Form S-3 Registration Statement.

/s/ KPMG LLP

Vancouver, Canada

January 14, 2000